UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2007

The Hartford Financial Services Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13958	13-3317783
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Hartford Plaza, Hartford, Connecticut		06155
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	860-547-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 17, 2007, the Board of Directors (the "Board") of The Hartford Financial Services Group, Inc. (the "Company") approved an amendment to Section 2.2 of the Company’s Amended and Restated By-Laws (the "By-Laws") to change the vote standard for the election of directors to the Board from a plurality to a majority of the votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted "for" a director nominee must exceed the number of votes cast "against" the nominee in order for the nominee to be elected. In contested elections where the number of director nominees exceeds the number of directors to be elected, the applicable vote standard will continue to be a plurality of the votes cast.

In addition, the Board approved an amendment to Section 2.2 of the By-Laws to require a director nominee who is nominated by a stockholder to state, in the notice of nomination, whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Board in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and the subsequent acceptance of such resignation by the Board.

These amendments to the By-Laws are effective as of May 17, 2007. The By-Laws are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.
3.1 Amended and Restated By-Laws of The Hartford Financial Services Group, Inc., effective May 17, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.

May 21, 2007	By:	/s/ Neal S. Wolin

Name: Neal S. Wolin
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-Laws